UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

Cash Tender Offer and Consent Solicitations - Supplemental Indenture

On March 17, 2014, Spirit AeroSystems, Inc. (“Spirit”), a wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc. (the “Company”), and The Bank of New York Mellon Trust Company, N.A., entered into a supplemental indenture amending the indenture governing Spirit’s outstanding 7 ½% Senior Notes due 2017 (the “Existing Notes”).

The supplemental indenture was entered into in connection with Spirit’s previously announced cash tender offer and solicitation of consents from the holders of the Existing Notes, which Spirit commenced on March 4, 2014.  On March 17, 2014, Spirit announced that it had received in the tender offer and consent solicitation the requisite consents from the holders of the Existing Notes to amend the indenture governing the Existing Notes.  The supplemental indenture became effective upon its execution.

The supplemental indenture, among other things, amended the indenture governing the Existing Notes to eliminate substantially all of the restrictive covenants and eliminate all events of default other than events of default relating to the failure (i) to pay principal of and interest on the Existing Notes and (ii) to comply for 60 days after notice with the covenants or agreements contained in the indenture governing the Existing Notes after giving effect to the amendments in the supplemental indenture.  The supplemental indenture, which became operative when the Existing Notes tendered prior to the consent expiration date were accepted for payment on March 18, 2014, will be binding on the Existing Notes not purchased in the tender offer.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the supplemental indenture, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Offering of 5 ¼% Senior Unsecured Notes Due 2022

Indenture Governing 5 ¼% Senior Unsecured Notes Due 2022

On March 18, 2014, Spirit completed an offering of $300.0 million aggregate principal amount of its 5 ¼% Senior Notes due 2022 (the “New Notes”).  The New Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The New Notes were sold at a price equal to 100% of the principal amount thereof.  Spirit intends to use the proceeds from the offering and cash on hand to repurchase the Existing Notes pursuant to the tender offer and consent solicitation described above, or otherwise, to pay related fees and expenses and for other general corporate purposes.

The Notes are governed by an Indenture dated as of March 18, 2014 (the “Indenture”), by and among Spirit, the Company, certain subsidiary guarantors identified therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  The description of the Indenture in this Current Report on Form 8-K does not purpose to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

The New Notes bear interest at a rate of 5 ¼% per year, payable semi-annually, in cash in arrears, on March 15 and September 15 of each year, commencing September 15, 2014.  The New Notes will mature on March 15, 2022.  Prior to March 15, 2017, Spirit may redeem up to 35% of the aggregate principal amount of the New Notes with the proceeds of certain equity offerings at a redemption price of 105.250% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date.  At any time prior to March 15, 2017, Spirit may redeem the New Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the New Notes redeemed, plus a make-whole premium, plus any accrued and unpaid interest and additional interest, if any, to the redemption date.  Spirit may redeem the New Notes at its option, in whole or in part, at any time on or after March 15, 2017, upon not less than 30 nor more than 60 days’ notice at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus any accrued and unpaid interest and additional interest, if any, to the redemption date if redeemed during the 12-month period beginning on March 15 of the years indicated below.

Year	Redemption Price
2017	103.938%
2018	102.625%
2019	101.313%
2020 and thereafter	100.000%

If a change of control of Spirit occurs, each holder shall have the right to require that Spirit repurchase all or a portion of such holder’s New Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

The New Notes are to be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and the Company’s existing and future domestic subsidiaries that guarantee Spirit’s obligations under Spirit’s senior secured credit facility.

The New Notes are Spirit’s senior unsecured obligations and rank equal in right of payment with all of Spirit’s and the guarantors’ other existing and future senior indebtedness, including Spirit’s 6 ¾% Senior Notes due 2020.  The New Notes are senior in right of payment to all of Spirit’s and the guarantors’ existing and future indebtedness that is by its terms expressly subordinated to the New Notes and the guarantees.  The New Notes are effectively subordinated in right of payment to all of Spirit’s and the guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness, including obligations under Spirit’s senior secured credit facility, which is secured by substantially all of the assets of Spirit and the guarantors.

The Indenture contains covenants that limit Spirit’s, the Company’s and certain of Spirit’s subsidiaries’ ability, subject to certain exceptions and qualifications, to (i) incur additional debt; (ii) pay dividends, redeem stock or make other distributions, (iii) make other restricted payments and investments, (iv) create liens without granting equal and ratable liens to the holders of the New Notes, (v) enter into sale and leaseback transactions, (vi) merge, consolidate or transfer or dispose of substantially all of their assets, and (vii) enter into certain types of transactions with affiliates.  These covenants are subject to a number of qualifications and limitations.  In addition, the Indenture limits Spirit’s, the Company’s and the guarantor subsidiaries’ ability to engage in businesses other than businesses in which such companies are engaged on the date of issuance of the New Notes and related businesses.

In addition, the Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the New Notes when due, failure to comply with covenants under the Indenture, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to satisfy or discharge certain final judgments and occurrence of certain bankruptcy events.  If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding New Notes may, among other things, declare the entire outstanding balance of principal of and interest on all outstanding Notes to be immediately due and payable.  If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the New Notes will be accelerated without the necessity of notice or any other action on the part of any person.

The New Notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of, the New Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Registration Rights Agreement

In connection with the sale of the New Notes, Spirit, the Company and the Company’s guarantor subsidiaries entered into a registration rights agreement, dated as of March 18, 2014 (the “Registration Rights Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of itself and as representative of the several initial purchasers of the New Notes named therein (collectively, the “Initial Purchasers”).  Under the Registration Rights Agreement, Spirit, the Company and the Company’s guarantor subsidiaries agreed to file a registration statement with respect to an offer to exchange the New Notes for a new issue of substantially identical notes registered under the Securities Act within 180 calendar days after the closing of the sale of the New Notes (the “Closing Date”).  Spirit, the Company and Spirit’s guarantor subsidiaries also agreed to use their reasonable best efforts to cause the exchange offer registration statement to be declared effective by the U.S. Securities and Exchange Commission (the “SEC”) within 240 days after the Closing Date, to keep the exchange offer registration statement effective until the closing of the exchange offer and to use their commercially reasonable efforts to consummate the exchange offer within 360 days after the Closing Date.  Spirit and the guarantors may also be required to file a shelf registration statement to cover resales of the New Notes under certain circumstances.  If Spirit, the Company and Spirit’s guarantor subsidiaries fail to satisfy these obligations, the Company may be required to pay holders of the New Notes additional interest at a rate of 0.25% per annum of the principal amount thereof for each 90-day period or portion thereof during which these obligations remain unsatisfied, for a maximum increase in the interest rate of 1.0% per annum of the principal amount thereof, until all registration defaults have been cured.

The foregoing description of the Registration Rights Agreement does not purpose to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.4 hereto and incorporated herein by reference.

Certain of the Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to Spirit, the Company, the guarantors and certain of their affiliates, for which they receive customary fees and expense reimbursement.  In addition, affiliates of one or more of the Initial Purchasers are lenders and/or agents under Spirit’s senior secured credit facility and/or may from time to time hold long or short positions in the Existing Notes for their own accounts or for the accounts of customers and may therefore receive a portion of the proceeds from the offering of the New Notes.  Spirit has also retained Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as

the dealer manager for the tender offer of the Existing Notes, for which it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

Amendment to Credit Agreement

On March 18, 2014, the Company entered into Amendment No. 3 (the “Amendment”) to its senior secured Credit Agreement, dated as of April 18, 2012, among Spirit, as borrower, the Company, as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other agents named therein, as amended by Amendment No. 1 thereto, dated as of October 26, 2012 and Amendment No. 2, dated as of August 2, 2013 (the “Credit Agreement”).

The Amendment provides for a new $540.4 million senior secured term loan B (the “New Term Loan”) with a maturity date of September 15, 2020, which replaces the $540.4 million term loan B that was scheduled to mature on April 18, 2019.

The New Term Loan bears interest, at Spirit’s option, at LIBOR plus 2.50% with a LIBOR floor of 0.75% or base rate plus 1.50%.  The Amendment also provides that (i) any failure to comply with the financial covenants will not constitute an event of default with respect to the New Term Loan unless the administrative agent or the requisite number of lenders (the “Requisite Revolving Lenders”) with respect to the revolving credit facility (the “Revolver”) under the Credit Agreement accelerate the obligations under the Revolver and (ii) the financial covenants may be amended or waived by the Requisite Revolving Lenders.

Certain of the lenders under the Credit Agreement and their affiliates have provided certain commercial banking, financial advisory and investment banking services to the Company and its affiliates in the past and may do so in the future. In addition, The Bank of New York Mellon, one of the lenders under the Credit Agreement, and its affiliates act as the trustee, paying agent and registrar for the Borrower’s senior notes and the investment manager for the Company’s U.S. defined benefit pension plan. Such parties received, and expect to receive, customary fees and commissions for these services.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On March 17, 2014, the Company issued a press release announcing that Spirit had received the requisite consents from holders of the Existing Notes to amend the indenture.  On March 18, 2014, the Company issued a press release announcing the closing of its sale of the Notes.  On March 18, 2014, the Company issued a press release announcing the closing of the New Term Loan.  Copies of the press releases are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1                    Supplemental Indenture dated as of March 17, 2014, amending the Indenture dated as of September 20, 2009, by and among Spirit, the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

4.2                   Indenture dated as of March 18, 2014, governing the 5 ¼% Senior Notes due 2022, by and among Spirit, the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.

4.3                   Form of 5 ¼% Senior Note due 2022 (included as Exhibit A to Exhibit 4.2).

4.4                   Registration Rights Agreement, dated as of March 18, 2014, among Spirit, the guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of itself and as representative of the several initial purchasers of the New Notes named therein.

10.1            Amendment No. 3 to Credit Agreement, dated as of March 18, 2014, among Spirit, the Company, the subsidiary guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other agents named therein.

99.1            Press Release dated March 17, 2014.

99.2            Press Release dated March 18, 2014.

99.3            Press Release dated March 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: March 21, 2014	/s/ Sanjay Kapoor
Sanjay Kapoor
Senior Vice President and Chief Financial Officer